Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com January 25, 2022

FIRM/AFFILIATE

OFFICES

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

NEW YORK

WASHINGTON, D.C.

WILMINGTON

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

8x8, Inc.

675 Creekside Way

Campbell, CA 95008

Re:	8x8, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to 8x8, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the sale by certain selling stockholders named therein (the “Selling Stockholders”) of up to 5,623,429 shares of common stock of the Company, par value $0.001 per share (the “Shares”), in connection with the completion of the Company’s acquisition of Fuze, Inc. on January 18, 2022, pursuant to the Agreement and Plan of Merger, dated as of November 30, 2021, by and among the Company, a subsidiary of the Company and certain other parties (such agreement, including the exhibits and schedules included therein, being hereinafter referred to as the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the Registration Statement;

(b)    the prospectus, dated as of the date hereof, which forms a part of and is included in the Registration Statement;

8x8, Inc.

January 25, 2022

(c)    an executed copy of the Merger Agreement;

(d)    an executed copy of a certificate of Matthew Zinn, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(e)    a copy of the Company’s Restated Certificate of Incorporation, as in effect as of January 23, 2019 and the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(f)    a copy of the Company’s Amended and Restated By-laws, as amended and in effect as of January 23, 2019 and the date hereof, certified pursuant to the Secretary’s Certificate (the “By-laws”); and

(g)    a copy of certain resolutions of the Board of Directors of the Company adopted on November 30, 2021, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In rendering the opinion stated herein, we have also assumed that: (i) an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent; (ii) the issuance of the Shares has been properly recorded in the books and records of the Company; and (iii) the issuance of the Shares did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the By-laws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended March 31, 2021).

8x8, Inc.

January 25, 2022

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and are validly issued, fully paid and nonassessable under the DGCL.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP